                                                                   EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      ____________________________________

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)_

                          ___________________________

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
              (Exact name of trustee as specified in its charter)

                                                                 95-4311476
                                                              (I.R.S. Employer
                                                             Identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                                                    90071
(Address of principal                                            (Zip Code)
executive offices)

                                   DWIGHT LIU
                      515 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                 (213) 861-5000

 (Name, address, including zip code and telephone number of agent for service)
                    ________________________________________

                       W.R. CARPENTER NORTH AMERICA, INC.
              (Exact name of obligor as specified in its charter)

         DELAWARE                                                 52-1049647
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                1775 Park Street
                                Selma, CA 93662
                 (Address of principal chief executive offices)

                   10 5/8% Senior Subordinated Notes Due 2007
                        (Title of indenture securities)

         GENERAL

1.       General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                 Comptroller of the Currency
                 490 L'Enfant Plaza East, S.W.
                 Washington, D.C. 20219

                 Federal Deposit Insurance Corporation
                 550 17th Street, N.W.
                 Washington, D.C. 20429

                 Federal Reserve Bank (12th District)
                 San Francisco, California

         (b)     Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

         3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1
are not required under General Instruction B.

16.      List of Exhibits

         T-1.1 - A copy of the Articles of Association of U.S. Trust Company of California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.2 - Included in Exhibit T-1.1.

         T-1.3 - Included in Exhibit T-1.1.

         T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

         T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

         T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of June 24, 1997, the Trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation.

The responses to Items 2, 5, 6, 7, 8, 9, 10, 11 and 14 set forth the information requested as though U.S. Trust Company of California, N.A. and U.S. Trust Corporation were the "trustee."

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 25th day of June, 1997.

                                        U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                                        Trustee



                                        By:          /s/ Sandee Parks
                                            ------------------------------------
                                                         Sandee Parks
                                                    Authorized Signatory

TRUST COMPANY OF CALIFORNIA                        Call Date: 03/31/97                        ST-BK: 06-0784          FFIEC 033
515 S. FLOWER STREET SUITE 2700                                                                                       Page RI - 1
LOS ANGELES, CA 90071-2291                         Vendor ID: D                               CERT: 33332

Transit Number:  12204024         Transmitted to EDS as 0038837 on 04/28/97 at 15:26:30 CST                                       3

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1997 - MARCH 31, 1997


[illegible] REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS
IN THOUSANDS OF DOLLARS.

SCHEDULE RI - INCOME STATEMENT
                                                                        I280 <-

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 1.    Interest Income:
    a. Interest and fee income on loans (1):                                                   RIAD
                                                                                               ----
       (1)  Real estate loans                                                                  4246..                1,810  1.a.1

       (2)  Installment loans                                                                  4247..                    0  1.a.2

       (3)  Credit cards and related plans                                                     4248..                    0  1.a.3

       (4)  Commercial (time and demand) and all other loans                                   4249..                  824  1.a.4

    b. Income from lease financing receivables:

       (1)  Taxable leases                                                                     4505..                    0  1.b.1

       (2)  Tax-exempt leases                                                                  4307..                    0  1.b.2

    c. Interest income on balances due from depository institutions (2)                        4115..                    2  1.c

    d. Interest and dividend income on securities:

       (1)  U.S. Treasury securities and U.S. Government agency obligations                    4027..                1,184  1.d.1

       (2)  Securities issued by states and political subdivisions in the U.S.:

                        (a)  Taxable securities                                                4506..                    0  1.d.2a

                        (b)  Tax-exempt securities                                             4507..                    0  1.d.2b

       (3)  Other domestic debt securities                                                     3657..                    0  1.d.3

       (4)  Foreign debt securities                                                            3658..                    0  1.d.4

       (5)  Equity securities (including investments in mutual funds)                          3659..                  380  1.d.5

    e. Interest income from trading assets                                                     4069..                    0  1.e

    f. Interest income on federal funds sold and securities purchased under agreements to
       resell                                                                                  4020..                  101  1.f

    g. Total interest income (sum of items 1.a through 1.f)                                    4107..                4,301  1.g

 ___________________

 1)    See instructions for loan classifications used in this schedule.
 2) Includes interest income on time certificates of deposit not held for trading.

TRUST COMPANY OF CALIFORNIA                        Call Date: 03/31/97                        ST-BK: 06-0784          FFIEC 033
515 S. FLOWER STREET SUITE 2700                                                                                       Page RI - 2
LOS ANGELES, CA 90071-2291                         Vendor ID: D                               CERT: 33332

Transit Number:  12204024         Transmitted to EDS as 0038837 on 04/28/97 at 15:26:30 CST                                       4


SCHEDULE RI - CONTINUED

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 2.    Interest expense:

    a. Interest on deposits:

                                                                                                 RIAD     Year-to-date
                                                                                                 ----
       (1) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized
           transfer accounts)                                                                    4508..        229   .....   2.a.1

       (2) Nontransaction accounts:

           (a) Money market deposit accounts (MMDAs)                                             4509..      2,303   .....   2.a.2a

           (b) Other savings deposits                                                            4511..          0   .....   2.a.2b

           (c) Time deposits of $100,000 or more                                                 A517..         51   .....  2.a.2c

           (d) Time deposits of less than $100,000                                               A518..         11   .....  2.a.2d

    b. Expense of federal funds purchased and securities sold under agreements to repurchase     4180..          0   .....  2.b

    c. Interest on demand notes issued to the U.S. Treasury, trading liabilities, and on
       other borrowed money                                                                      4185..         83   .....  2.c

    d. Not applicable.

    e. Interest on subordinated notes and debentures                                             4200..          0   .....  2.e

    f. Total interest expense (sum of items 2.a through 2.e)                                     4073..      2,677   .....  2.f

 3.    Net interest income (item 1.g minus 2.f)                                                  4074..   ........   1,624  3.

 4.  Provisions:

    a. Provision for loan and lease losses                                                       4230..   ........      48  4.a

    b. Provision for allocated transfer risk                                                     4243..   ........       0  4.b

 5. Noninterest income:

    a. Income from fiduciary activities                                                          4070..          0   .....  5.a

    b. Service charges on deposit accounts                                                       4080..          2   .....  5.b

    c. Trading revenue (must equal Schedule RI, sum of Memorandum items 8.a through 8.d)         A220..          0   .....  5.c

    d. Not applicable.

    e. Not applicable.

    f. Other noninterest income:

       (1) Other fee income                                                                      5407..      6,872   .....  5.f.1

       (2) All other noninterest income*                                                         5408..        370   .....  5.f.2

    g. Total noninterest income (sum of items 5.a through 5.f.(2))                               4079..   ........   7,244  5.g

 6. a. Realized gains (losses) on held-to-maturity securities                                    3521..   ........       0  6.a

    b. Realized gains (losses) on available-for-sale securities                                  3196..   ........       0  6.b

 7. Noninterest expense:

    a. Salaries and employee benefits                                                            4135..      4,432   .....  7.a

    b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and
       employee benefits and mortgage interest)                                                  4217..        535   .....  7.b

    c. Other noninterest expense*                                                                4092..      1,213   .....  7.c

    d. Total noninterest expense (sum of items 7.a through 7.c)                                  4093..   ........   6,180  7.d

 8. Income (loss) before income taxes and extraordinary items and other adjustments (item
    3 plus or minus items 4.a, 4.b, 5.g, 6.a, 6.b, and 7.d)                                      4301..   ........   2,640  8.

 9. Applicable income taxes (on item 8)                                                          4302..   ........   1,014  9.

10. Income (loss) before extraordinary items and other adjustments (item 8 minus 9)              4300..   ........   1,626  10.

11. Extraordinary items and other adjustments, net of income taxes*                              4320..   ........       0  11.

12. Net income (loss) (sum of items 10 and 11)                                                   4340..   ........   1,626  12.



___________________
* Describe on Schedule RI-E - Explanations

TRUST COMPANY OF CALIFORNIA                        Call Date: 03/31/97                        ST-BK: 06-0784          FFIEC 033
515 S. FLOWER STREET SUITE 2700                                                                                       Page RI - 3
LOS ANGELES, CA 90071-2291                         Vendor ID: D                               CERT: 33332

Transit Number:  12204024         Transmitted to EDS as 0038837 on 04/28/97 at 15:26:30 CST                                       5

SCHEDULE RI - CONTINUED
                                                                        I281 <-

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 MEMORANDA
                                                                                                 RIAD       Year-to-date
                                                                                                 ----
 1.         Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax
            purposes                                                                             4513..                    0  M.1

 2.         Income from the sale and servicing of mutual funds and annuities (included in
            Schedule RI, item 8)                                                                 8431..                    0  M.2

 3.         Not applicable                                                                                            Number
                                                                                                                      ------
 4.         Number of full-time equivalent employees at end of current period (round to          4150.                   134  M.4
            nearest whole number)

 5.         Interest and fee income on tax-exempt obligations (other than securities and leases) of states and political subdivisions in the U.S. (reportable in
            Schedule RC-C, part I, item 8) included in Schedule RI, item 1.a above               4504..                    0  M.5

            To be completed by banks with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans.

 6.         Interest and fee income on agricultural loans included in item 1.a above             4251..          N/A          M.6

 7.         If the reporting bank has restated its balance sheet as a result of applying                    MM   DD   YY
            push down accounting this calendar year, report the date of the bank's
            acquisition                                                                          9106..          N/A          M.7

 8.         Trading revenue (from cash instruments and off-balance sheet derivative             RIAD     Year-to-date
            instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI,       ----
            item 5.c):

            a.      Interest rate exposures                                                      8757..                    0  M.8.a

            b.      Foreign exchange exposures                                                   8758..                    0  M.8.b

            c.      Equity security and index exposures                                          8759..                    0  M.8.c

            d.      Commodity and other exposures                                                8760..                    0  M.8.d

 9.         Impact on income of off-balance sheet derivatives held for purposes other than trading:

            a.      Net increase (decrease) to interest income                                   8761..                    0  M.9.a

            b.      Net (increase) decrease to interest expense                                  8762..                    0  M.9.b

            c.      Other (noninterest) allocations                                              8763..                    0  M.9.c

 10.        Not applicable.

 11.        DOES THE REPORTING BANK HAVE A SUBCHAPTER S ELECTION IN EFFECT FOR FEDERAL           A530..  Yes              NO  M.11
            INCOME TAX PURPOSES FOR THE CURRENT TAX YEAR?                                                     NO

 12.        DEFERRED PORTION OF TOTAL APPLICABLE INCOME TAXES INCLUDED IN SCHEDULE RI,           4772..      N/A              M.12
            ITEMS 9 AND 11 (TO BE REPORTED WITH THE DECEMBER REPORT OF INCOME)

SCHEDULE RI-A - CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses

                                                                                                                           I283 <-

                                                                                                        Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  RIAD
                                                                                                  ----
 1.         Total equity capital originally reported in the December 31, 1996, Reports of
            Condition and Income                                                                 3215..               27,816  1.

 2.         Equity capital adjustments from amended Reports of Income, net*                      3216..                    0  2.


 3.         Amended balance end of previous calendar year (sum of items 1 and 2)                 3217..               27,816  3.

 4.         Net income (loss) (must equal Schedule RI, item 12)                                  4340..                1,626  4.

 5.         Sale, conversion, acquisition, or retirement of capital stock, net                   4346..                    0  5.

 6.         Changes incident to business combinations, net                                       4356..
                                                                                                                           0  6.
 7.         LESS:  Cash dividends declared on preferred stock                                    4470..                    0  7.

 8.         LESS:  Cash dividends declared on common stock                                       4460..                    0  8.

 9.         Cumulative effect of changes in accounting principles from prior years* (see         4411..                    0
            instructions for this schedule)                                                                                   9.

 10.        Corrections of material accounting errors from prior years* (see instructions        4412..                    0  10.
            for this schedule)

 11.        Change in net unrealized holding gains (losses) on available-for-sale securities     8433..                ( 632) 11.

 12.        Other transactions with parent holding company* (not included in item 5, 7 or 8      4415..                    0  12.
            above)

 13.        Total equity capital end of current period (sum of items 3 through 12) (must         3210..               28,810  13.
            equal Schedule RC, item 28)

----------
*         Describe on Schedule RI-E - Explanations